Exhibit 3.38

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:30 PM 12/18/1997 971436901 – 2835181

CERTIFICATE OF INCORPORATION

OF

STONE GLOBAL, INC.

* * * * *

1. The name of the corporation is Stone Global, Inc.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is One Hundred (100) and the par value of each of such shares is Zero Dollars and One Cent ($0.01) amounting in the aggregate to One Dollar and No Cents ($1.00).

5. The board of directors is authorized to make, alter or repeal the bylaws of the corporation. Election of directors need not be by Written Ballot.

6. The name and mailing address of the sole incorporator is:

Leslie T. Lederer Stone Container Corporation	er
150 North Michigan Avenue Chicago, Illinois 60601	19801

7. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

8. The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 18th day of December, 1997.

/s/ Leslie T. Lederer
Sole Incorporator
Leslie T. Lederer, Vice President/Secretary

State of Delaware Secretary of State Division of Corporations Delivered 12:49 PM 06/30/2010 FILED 12:26 PM 06/30/2010 SRV 100704292 – 2835181 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

* * * * *

Stone Global, Inc, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: that the Board of Directors of the corporation, by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth proposed amendments to the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Article 8 thereof so that, as amended, said Article 8 shall be and read as follows: “Each person who is or was a director or officer of the Corporation on or after January 26, 2009, and each person who is or was a director or officer of the Corporation on or after January 26, 2009 serving or having served at the request of the Corporation as a director, officer, trustee, administrator, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation in accordance with, and to the fullest extent authorized by, the Delaware General Corporation Law as in effect from time to time.”

FURTHER RESOLVED, that a new Article 9 of the Certificate of Incorporation be, and hereby is, adopted and reads as follows: “Notwithstanding anything herein to the contrary, the Corporation shall not be authorized to issue non-voting capital stock of any class, series or other designation to the extent prohibited by Section 1123(a)(6) of the Bankruptcy Code; provided, however, that the foregoing restriction shall (i) have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (ii) only have such force and effect for so long as such Section 1123(a)(6) is in effect and applies to the Corporation and (iii) be deemed void or eliminated if required under applicable law.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders of the corporation have given unanimous written consent to said amendments in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective upon filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, said Stone Global, Inc., has caused this certificate to be signed by Patrick J. Moore, its Chief Executive Officer, this 30th day of June, 2010.

STONE GLOBAL, INC.

By	/s/ Patrick J. Moore
Patrick J. Moore
Chief Executive Officer

State of Delaware Secretary of State Division of Corporations Delivered 03:09 PM 09/17/2010 FILED 03:09 PM 09/17/2010 SRV 100920665 – 2835181 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of Stone Global, Inc., a Delaware Corporation, on this 1st day of September, A.D. 2010, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 3411 Silverside Road Rodney Building #104 Street, in the City of Wilmington, County of New Castle Zip Code 19810.

The name of the Registered Agent therein and in change thereof upon whom process against this Corporation may be served, is Corporate Creations Network Inc.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 10th day of September, A.D., 2010.

By:	/s/ Craig A. Hunt
Authorized Officer

Name:	CRAIG A. HUNT
Title:	SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

State of Delaware Secretary of State Division of Corporations Delivered 10:59 AM 08/31/2011 FILED 10:30 AM 08/31/2011 SRV 110967832 – 2835181 FILE

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

STONE GLOBAL, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is:

STONE GLOBAL, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Executed on 8/27/2011

/s/ Robert B McIntosh
Name:	ROBERT B MCINTOSH
Title:	EUP GENERAL COUNCEL & SECRETARY

DE BC D-:COA CERTIFICATE OF CHANGE 09/00 (#163)